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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY


     WHEREAS, the undersigned officers and directors of Lakeland Bancorp, Inc. desire to authorize John W. Fredericks and Arthur L. Zande to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant's registration statement described below, including all amendments and supplements thereto,

     NOW, THEREFORE,

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Fredericks and Arthur L. Zande, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant's Registration Statement on Form S-4 pertaining to the issuance of all shares of the Common Stock of Lakeland Bancorp, Inc. (the "Company") in connection with that certain Agreement and Plan of Merger between the Company and High Point Financial Corp., dated as of December 7, 1998, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 26th day of May, 1999 (except for Mr. Bosma who signed as of June 1, 1999).


Signatures                                     Title

     /s/ Robert B. Nicholson
     ______________________________            Director
     Robert B. Nicholson


     /s/ John W. Fredericks
     ______________________________            Director
     John W. Fredericks


     /s/ Bruce G. Bohuny
     ______________________________            Director
     Bruce G. Bohuny


     /s/ Mary Ann Deacon
     ______________________________            Director
     Mary Ann Deacon


     /s/ Mark J. Fredericks
     ______________________________            Director
     Mark J. Fredericks

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     /s/ John Pier
     ______________________________            Director
     John Pier


     /s/ Paul Lubertazzi
     ______________________________            Director
     Paul P. Lubertazzi


     /s/ Joseph P. O'Dowd
     ______________________________            Director
     Joseph P. O'Dowd


     /s/ Arthur L. Zande
     ______________________________            Director, Vice President and
     Arthur L. Zande                           Treasurer (Chief Financial and
                                               Accounting Officer)

     /s/ Roger Bosma
     ______________________________            Director, Chief Executive Officer
     Roger Bosma                               and President

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